UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2013

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2013, Vermillion, Inc. (the “Company”) received a letter (the “Delisting Notice”) from the NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it is not in compliance with NASDAQ’s Listing Rule 5620(a), which requires the Company to hold an annual meeting of shareholders no later than one year after the end of the Company’s fiscal year-end, and Listing Rule 5620(b), which requires the Company to solicit proxies and provide proxy statements for such meeting and to provide copies of such proxy solicitation to NASDAQ. The Delisting Notice states that unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on January 14, 2013, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. If the Company files a request to appeal by 4:00 pm Eastern Time on January 10, 2013, delisting action will be stayed while the appeal is pending.

The Company plans to request an appeal of this determination. The annual meeting was delayed due to a lawsuit brought against the Company and its board of directors by dissident stockholders, Gyorgy B. Bessenyei and Robert S. Goggin, III, which prohibited the Company from holding a meeting until the matter was resolved. As previously announced by the Company, the case was dismissed with prejudice on November 16, 2012. The Company is actively completing plans for the annual meeting and will provide further details once a meeting and record date is set by the board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: January 7, 2013	By:	/s/ Eric J. Schoen
Eric J. Schoen
Chief Accounting Officer